UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 31, 2014

SCRIPPS NETWORKS INTERACTIVE, INC.

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-34004	61-1551890
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9721 Sherrill Boulevard Knoxville, Tennessee	37932
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: (865) 694-2700

Not applicable

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On March 31, 2014 we entered into a 5-Year Competitive Advance and Revolving Credit Facility Agreement (the “Facility”) that permits $650 million in aggregate borrowings and expires on March 31, 2019.

The Facility replaces our existing Competitive Advance and Revolving Credit Facility that collectively permitted aggregate borrowings up to $550 million and was due to expire on June 30, 2014.

Borrowings under the Facility bears interest based on the Company’s credit rating, with drawn amounts bearing interest at Libor plus a range of 69 to 130 basis points and undrawn amounts bearing interest at a range of 6 to 20 basis points. The Facility includes certain affirmative and negative covenants, including maintenance of a maximum leverage ratio.

A copy of the Facility is filed as Exhibit 10.40.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant

The information under Item 1.01 above is incorporated by reference hereunder.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.40	Five-Year Competitive Advance and Revolving Credit Facility Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SCRIPPS NETWORKS INTERACTIVE, INC.

Date:	April 3, 2014	By:	/s/ Lori A. Hickok
Lori A. Hickok
Executive Vice President, Finance